                                                                                                                    EXECUTION COPY

__________________________________________________________

SERIES B BOND GUARANTEE AGREEMENT

dated as of April 28, 2006

between

UNITED STATES OF AMERICA
acting through the
Rural Utilities Service
as guarantor,

and

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
as the Borrower

__________________________________________________________

Page

RECITALS		1

ARTICLE I

DEFINITIONS

Section 1.1.	Definitions	2

Section 1.2.	Principles of Construction	6

ARTICLE II

THE GUARANTEE

Section 2.1.	Execution of Guarantee	6

Section 2.2.	Coverage of Guarantee	6

Section 2.3.	Payment on the Guarantee	6

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.	Conditions Precedent to Issuance of the Guarantee	7

Section 3.2.	Conditions Precedent to each Advance	8

ARTICLE IV

GUARANTEE FEE

Section 4.1.	Guarantee Fee	9

Section 4.2.	Amount of Guarantee Fee; Dates of Payment	9

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ARTICLE V

SERVICING OF THE GUARANTEED BOND

Section 5.1.	Servicing	9

ARTICLE VI

REPORTING REQUIREMENTS

Section 6.1.	Annual Reporting Requirements	10

Section 6.2.	Trigger Event Notices	11

Section 6.3.	Default Notices	11

ARTICLE VII

LIMITATIONS ON AMENDMENTS TO THE GUARANTEED BOND

Section 7.1.	Limitations on Amendments to the Guaranteed Bond	11

ARTICLE VIII

REPRESENTATIONS OF THE PARTIES

Section 8.1.	Representation of RUS	11

Section 8.2.	Representations of the Borrower	11

ARTICLE IX

AGREEMENTS OF THE BORROWER

Section 9.1.	Patronage Refunds	13

Section 9.2.	Security and Collateral	13

Section 9.3.	Use of Savings	14

Section 9.4.	Subrogation	14

Section 9.5.	Use of Proceeds	14

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Schedule I - Addresses for Notices
Annex A - Form of Bond Purchase Agreement
Annex B - Form of Pledge Agreement
Annex C - Form of Reimbursement Note
Annex D - Opinion of Counsel to the Borrower
Annex E - Officers' Closing Certificate
Annex F - Officers' Advance Certificate
Annex G - Auditors' Letter

iv

                                                            SERIES B BOND GUARANTEE AGREEMENT
                                                    dated as of April 28, 2006, between the UNITED
                                                    STATES OF AMERICA (the "Government"), acting
                                                    through the Rural Utilities Service, a Rural Development
                                                    agency of the United States Department of Agriculture,
                                                    and its successors and assigns ("RUS"); and
                                                    NATIONAL RURAL UTILITIES COOPERATIVE
                                                    FINANCE CORPORATION, a cooperative association
                                                    existing under the laws of the District of Columbia (the
"Borrower").

RECITALS

1. On July 8, 2005, the Borrower applied to RUS (the "Application"), in accordance with Section 313A of the Rural Electrification Act of 1936, as amended (the "RE Act") and the regulations promulgated thereunder (as set forth in Section 1720 of Part 7 of the Code of Federal Regulations (the "Regulations")), for RUS to guarantee a second loan from the Federal Financing Bank, a body corporate and instrumentality of the Government under the general supervision of the Secretary of the Treasury, and its permitted successors and assigns, ("FFB"), to the Borrower, the proceeds of which would be used by the Borrower to fund new Eligible Loans (as defined herein) or to refinance existing debt instruments of the Borrower used to fund Eligible Loans.

2. RUS has determined that the Borrower is eligible for guarantees under Section 313A of the RE Act.

3. FFB is willing to make a loan to the Borrower in the aggregate principal amount of up to $1,500,000,000 upon the terms and subject to the conditions set out in the Series B Bond Purchase Agreement among FFB, the Borrower and the Government dated as of the date hereof (such agreement being in the form of Annex A attached hereto, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof and hereof being hereinafter called the "Bond Purchase Agreement"), and upon the terms and subject to the conditions set out in the Series B Future Advance Bond issued by the Borrower to FFB and dated as of the date hereof (such bond being in the form attached to the Bond Purchase Agreement, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof and hereof being hereinafter called the "Bond").

4. RUS is willing to issue its guarantee of the Bond, as contemplated by Section 313A of the RE Act, upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, RUS and the Borrower agree as follows:

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Series B Bond Guarantee Agreement

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

"91-day Treasury-Bill Rate" shall mean, for any date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury-Bills") sold at the applicable 91-day Treasury-Bill auction on or most recently prior to such date, as published on the website http://wwws.publicdebt.treas.gov/AI/OFBills or otherwise as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury-Bills will again be so published or reported or such auction is held, as the case may be.

"Administrator" shall mean the Administrator of RUS.

"Advance" shall have the meaning given to that term in the Bond.

"Agreement" shall mean this Series B Bond Guarantee Agreement, as the same may be amended, supplemented, consolidated or restated from time to time.

"Application" shall have the meaning given to that term in Recital 1.

"Bond" shall have the meaning given to that term in Recital 3.

"Bond Fee" shall mean the fee applicable to each Advance as calculated in accordance with paragraph 9(b) of the Bond.

"Bond Purchase Agreement" shall have the meaning given to that term in Recital 3.

"Bond Documents" shall mean the Bond, the Bond Purchase Agreement, the Guarantee, this Agreement, the Pledge Agreement and the Reimbursement Note.

"Borrower" shall have the meaning given to that term in the Preamble.

"Borrower Notice" shall have the meaning given to that term in the Pledge Agreement.

"Business Day" shall mean any day other than a Saturday, a Sunday, a legal public holiday under 5 U.S.C. 6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal holiday for the purpose of

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Series B Bond Guarantee Agreement

statutes relating to pay and leave of employees by Federal statute or Federal Executive Order.

"Certificate of Available Securities" shall have the meaning given to that term in the Pledge Agreement.

"Certificate of Pledged Collateral" shall have the meaning given to that term in the Pledge Agreement.

"Closing Date" shall mean April 28, 2006.

"Concurrent Loan" shall mean a Loan that the Borrower has extended or extends for the cost of an eligible electrification or telephone purpose under the RE Act, concurrently with an insured loan made by the Secretary, as provided in Section 307 of the RE Act.

"Consolidated Subsidiary" means at any date any Subsidiary and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date.

"Eligible Loan" shall mean all or part of any Loan that the Borrower has made for any electrification or telephone purpose eligible under the RE Act, to the extent the Loan is not used directly or indirectly to fund projects for the generation of electricity.

"Event of Default" shall have the meaning given to that term in Section 10.1.

"FFB" shall have the meaning given to that term in Recital 1.

A "Financial Expert Trigger Event" shall exist at any time when the Borrower has failed to comply with the covenant contained in Section 9.9 hereof.

"Financial Statements", in respect of a Fiscal Year, shall mean the consolidated financial statements (including footnotes) of the Borrower for that Fiscal Year as audited by independent certified public accountants appointed by the Borrower.

"Fiscal Year" shall mean the fiscal year of the Borrower, as such may be changed from time to time, which at the date hereof commences on June 1 of each calendar year and ends on May 31 of the following calendar year.

"Government" shall have the meaning given to that term in the Preamble.

"Guarantee" shall mean the guarantee to be executed by the Secretary, in the form attached to the Bond.

"Guarantee Fee" shall have the meaning given to that term in Section 4.1.

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Series B Bond Guarantee Agreement

"Guaranteed Bond" shall mean the Bond with the executed Guarantee attached thereto.

"Indebtedness" with respect to any Person shall mean without duplication:

(a) all indebtedness which would appear as indebtedness on a balance sheet of such Person prepared in accordance with generally accepted accounting principles (i) for money borrowed, (ii) which is evidenced by securities sold for money or (iii) which constitutes purchase money indebtedness;

(b) all indebtedness of others guaranteed by such Person (not including endorsements for collection or deposit in the ordinary course of business);

(c) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and

(d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only if such property is included as an asset on the balance sheet of such Person, provided that, in computing the "Indebtedness" of such Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust money (or evidences of such indebtedness) in the amount necessary to pay, redeem or satisfy such indebtedness; and provided further that no provision of this definition shall be construed to include as "Indebtedness" of the Borrower or its Consolidated Subsidiaries any indebtedness by virtue of any agreement by the Borrower or its Consolidated Subsidiaries to advance or supply funds to Members or Consolidated Subsidiary members.

"Investment Grade Rating" shall mean, in respect of any ratable instrument, a rating for that instrument in one of the four highest rating categories (within which there may be subcategories or gradations which are to be ignored for the purposes of this definition) of a Rating Agency. At the date hereof, this would require the following: (i) a BBB- rating or higher from Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; (ii) a Baa3 rating or higher from Moody's Investors Service, Inc.; or (iii) a BBB- rating or higher from Fitch, Inc.

"Loan" shall mean a loan that the Borrower has or will have outstanding to any of its Members or associates.

"Member" shall mean any Person who is member or patron of the Borrower, as the case may be.

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Series B Bond Guarantee Agreement

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pledge Agreement" shall mean the Pledge Agreement dated as of April 28, 2006, entered into by the Borrower, RUS and U.S. Bank Trust National Association, in the form of Annex B attached hereto, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof and hereof.

"Program" shall mean the guarantee program for bonds and notes issued for electrification or telephone purposes authorized by Section 313A of the RE Act.

"Rating Agency" shall mean (i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch, Inc; and (ii) their respective successor rating agencies.

A "Rating Trigger Event" shall exist at any time when the Borrower has any Senior Secured Debt (without regard to the Guarantee or any other third party credit support) that does not have at least two of the following ratings: (i) A- or higher from Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; (ii) A3 or higher from Moody's Investors Service, Inc.; (iii) A- or higher from Fitch, Inc.; and (iv) an equivalent rating from a successor rating agency to any of those Rating Agencies.

"RE Act" shall have the meaning given to that term in Recital 1.

"Regulations" shall have the meaning given to that term in Recital 1.

"Reimbursement Note" shall mean the note issued by the Borrower to RUS, in the form of Annex C attached hereto, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof and hereof.

"Requested Advance Date" shall have the meaning given to that term in the Bond.

"RUS" shall have the meaning given to that term in the Preamble.

"Secretary" shall mean the Secretary of Agriculture acting through the Administrator.

"Senior Secured Debt" of the Borrower means non-subordinated secured bonds or notes of the Borrower having an aggregate principal amount of at least $100,000,000 which, at the date hereof, means the Borrower's collateral trust bonds, provided, however, that "Senior Secured Debt" shall not include (i) any bonds issued by the Borrower to FFB that are guaranteed by RUS under the Program; (ii) up to $500,000,000 of debt designated by the Borrower as not being "Senior Secured Debt";

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Series B Bond Guarantee Agreement

and (iii) any other debt of the Borrower that RUS agrees shall not be "Senior Secured Debt".

"Subrogation Claim" shall have the meaning given to that term in Section 9.4(a).

"Subsidiary" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through its Subsidiaries; and (ii) any other Person in which such Person directly or indirectly through Subsidiaries has more than a 50% voting and equity interest; provided that no Person shall be deemed a Subsidiary whose only assets are (A) loans guaranteed, in whole or in part, as to principal and interest by the Government through RUS pursuant to a guarantee; and (B) investments incidental thereto.

"Termination Date" shall mean the date upon which this Agreement terminates in accordance with Section 11.9.

SECTION 1.2. Principles of Construction. Unless the context shall otherwise indicate, the terms defined in Section 1.1 hereof include the plural as well as the singular and the singular as well as the plural. The words "hereafter", "herein", "hereof", "hereto" and "hereunder", and words of similar import, refer to this Agreement as a whole. The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

ARTICLE II

THE GUARANTEE

SECTION 2.1. Execution of Guarantee. Upon presentation to RUS of the Bond, and upon satisfaction of the conditions set forth in Section 3.1 of this Agreement, and subject to Section 2.2, the Secretary shall execute, pursuant to the RE Act, the Guarantee.

SECTION 2.2. Coverage of Guarantee. The Guarantee shall be an obligation supported by the full faith and credit of the Government and incontestable except for fraud or misrepresentation of which FFB had actual knowledge at the time it extended the loan represented by the Guaranteed Bond.

SECTION 2.3. Payment on the Guarantee. RUS guarantees the full repayment of the principal, interest, late payment charges, Bond Fees and discount or prepayment premiums, if any, when and as due on the Guaranteed Bond in accordance with the terms of the Guarantee, provided, however, that any payment by RUS under the

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Series B Bond Guarantee Agreement

Guarantee does not relieve the Borrower of any of its obligations or liabilities under or in respect of this Agreement or any of the Bond Documents.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1. Conditions Precedent to Issuance of the Guarantee. RUS shall be under no obligation to execute and deliver the Guarantee unless and until the following conditions have been satisfied or waived in writing:

(a) Bond Documents. RUS shall have received originals of: (i) the Bond (with an unexecuted Guarantee attached thereto) duly executed on behalf of the Borrower, identical in all respects to the form of Bond attached to the Bond Purchase Agreement except to the extent that RUS may have approved changes therein, (ii) the Bond Purchase Agreement duly executed on behalf of the Borrower and FFB, identical in all respects to the form of Bond Purchase Agreement in Annex A attached hereto except to the extent that RUS may have approved changes therein, (iii) the Pledge Agreement duly executed on behalf of the Borrower and the Collateral Agent (as defined therein), identical in all respects to the form of Pledge Agreement in Annex B attached hereto except to the extent that RUS may have approved changes therein, and (iv) the Reimbursement Note duly executed on behalf of the Borrower, identical in all respects to the form of Reimbursement Note in Annex C attached hereto except to the extent that RUS may have approved changes therein.

(b) Amount of Concurrent Loans. (i) The Borrower shall have provided a certified list of Concurrent Loans and their outstanding principal balances as of the last day of the month immediately preceding the Closing Date; and (ii) on the Closing Date the maximum principal amount of the Guaranteed Bond plus the outstanding amount and the committed but undrawn amount of any other guaranteed bonds issued by the Borrower under the Program shall not exceed the total principal amount of Concurrent Loans outstanding on the last day of the month immediately preceding the Closing Date as certified pursuant to paragraph (i) of this subsection.

(c) Opinion of Counsel. Counsel to the Borrower shall have furnished an opinion substantially as to each of the matters listed in Annex D attached hereto.

(d) No material adverse change. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (g) of this Section 3.1), and the Secretary shall be satisfied, that no material adverse change shall have occurred in the financial condition of the Borrower between the date of the Application and the date of execution of the Guarantee.

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Series B Bond Guarantee Agreement

(e) Investment Grade Rating of Bond. The Borrower shall have provided evidence of an Investment Grade Rating from a Rating Agency for the Bond, without regard to the Guarantee.

(f) Rating of Senior Secured Debt. The Borrower shall have provided evidence satisfactory to the Secretary of a credit rating on its Senior Secured Debt, without regard to the Guarantee and without regard to any third party credit support.

(g) Certification of Senior Management. The Borrower shall have provided RUS a certification by its Governor and its Chief Financial Officer (or other senior management acceptable to the Secretary), substantially in the form attached of Annex E attached hereto, of the following: (i) that the Borrower is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for electrification or telephone purposes; (ii) the matter to be certified under paragraph (d) of this Section 3.1; (iii) acknowledgment of the Borrower's commitment to comply with the reporting requirements specified in Article VI; and (iv) to the effect that no Rating Trigger Event or Financial Expert Trigger Event exists.

(h) UCC Filing. The Borrower shall have provided RUS with evidence that the Borrower has filed the financing statement required pursuant to Section 2.05(i) of the Pledge Agreement.

SECTION 3.2. Conditions Precedent to each Advance. The following conditions shall be fulfilled to the satisfaction of RUS or waived in writing by RUS prior to the drawdown of each Advance under the Guaranteed Bond:

(a) Existing Loans. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2): (i) the total aggregate principal amount of outstanding Eligible Loans as at the Requested Advance Date; (ii) the total aggregate principal amount of outstanding Loans as at the Requested Advance Date; and (iii) the percentage the amount in subparagraph (i) comprises of the amount in subparagraph (ii).

(b) Use of Proceeds. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2) that the Advance will be applied: (i) to fund new Eligible Loans under the RE Act; and/or (ii) to refinance existing debt instruments of the Borrower, in the case of each such debt instrument up to the percentage certified by the Borrower in accordance with Section 3.2(a)(iii) hereof of such debt instrument.

(c) No material adverse change. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2), and the Secretary shall be satisfied, that no material adverse change shall have occurred in the financial condition of the Borrower between the Closing Date and the applicable Requested Advance Date.

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Series B Bond Guarantee Agreement

(d) Certification of Senior Management. The Borrower shall have provided RUS a certification by its Governor and its Chief Financial Officer (or other senior management acceptable to the Secretary), substantially in the form attached of Annex F attached hereto, of the matters to be certified under paragraphs (a), (b) and (c) of this Section 3.2.

(e) Certificate of Available Securities/Pledged Collateral. The Borrower shall have provided RUS a copy of a Certificate of Available Securities or Certificate of Pledged Collateral, as applicable, in accordance with the terms of the Pledge Agreement.

ARTICLE IV

GUARANTEE FEE

SECTION 4.1. Guarantee Fee. The Borrower shall pay a guarantee fee (the "Guarantee Fee"), to the RUS for deposit into the Rural Economic Development Subaccount maintained under Section 313(b)(2)(A) of the RE Act.

SECTION 4.2. Amount of Guarantee Fee; Dates of Payment. (a) The Guarantee Fee will be in the amount of 30 basis points (0.30 percent) of the unpaid principal amount of the Bond, payable as provided in paragraph (b) of this Section 4.2.

(b) The Guarantee Fee will be payable, in advance, on each January 15 and July 15 in the amount of 15 basis points (0.15 percent) of the outstanding principal amount of the Bond on that date. In addition, on the date of each Advance under the Bond, the Borrower will pay to RUS the Guarantee Fee on the principal amount of such advance in the amount of (i) 30 basis points (0.30 percent) of the principal amount of such advance multiplied by (ii) the ratio of (x) the actual amount of days from the date of such advance until the next January 15 or July 15, whichever comes first, to (y) 365 (except in calendar years including February 29, when the number shall be 366).

(c) Payments of the Guarantee Fee are non-refundable as of the date and in the amount required to be paid hereunder, without regard to any reduction in the principal amount of the Bond after that date.

ARTICLE V

SERVICING OF THE GUARANTEED BOND

SECTION 5.1. Servicing. The Secretary, or other agent of the Secretary on his or her behalf, shall have the right to service the Guaranteed Bond, and periodically inspect the books and accounts of the Borrower to ascertain compliance with the provisions of the RE Act with respect to the guarantees under Section 313A thereof and

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Series B Bond Guarantee Agreement

the Bond Documents. The Secretary, or agent thereof, shall endeavor to give the Borrower at least five Business Days' notice of any intention to inspect the Borrower's books and accounts. Such inspection shall be made only during regular office hours of the Borrower or at any time the Borrower and Secretary, or agent thereof, find mutually convenient.

ARTICLE VI

REPORTING REQUIREMENTS

SECTION 6.1. Annual Reporting Requirements. Until the Termination Date, the Borrower shall provide the Secretary with the following items within 90 days of the end of each Fiscal Year, in each case, in form and substance satisfactory to the Secretary:

(a) the Financial Statements for such Fiscal Year;

(b) a Certificate of Available Securities or Certificate of Pledged Collateral, as applicable, as of the end of such Fiscal Year;

(c) a letter substantially in the form of Annex G attached hereto, by Deloitte & Touche LLP or by such other reputable, independent certified public accountants proposed by the Borrower, who in the judgment of the Secretary have the requisite skills, knowledge, reputation and experience to provide such letter, such letter to be based upon Schedule A to the applicable certificate delivered under paragraph (b) of this Section 6.1;

(d) a receipt from the Collateral Agent (as defined in the Pledge Agreement), or such other evidence as is satisfactory to the Secretary, as to the Available Securities or Pledged Collateral, as applicable, held by the Collateral Agent at the end of such Fiscal Year, such Available Securities or Pledged Collateral, as applicable, to agree with Schedule A to the applicable certificate delivered under paragraph (b) of this Section 6.1;

(e) a projection of the Borrower's balance sheet, income statement and statement of cash flows over the ensuing five years, pro forma assuming the full principal amount of the Bond is advanced;

(f) the most recent credit assessment of the Borrower issued by a Rating Agency;

(g) a credit rating, issued by a Rating Agency, of the Senior Secured Debt, without regard to the Guarantee and without regard to third party credit support; and

(h) such other information as is reasonably requested by the Secretary.

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Series B Bond Guarantee Agreement

SECTION 6.2. Trigger Event Notices. If the Borrower becomes aware that a Rating Trigger Event or a Financial Expert Trigger Event has occurred, the Borrower shall deliver a Borrower Notice of such event to RUS and to the Collateral Agent (as defined in the Pledge Agreement) before 4:00 p.m. District of Columbia time on the Business Day following the date the Borrower has become aware of such event, specifying the existence of such event.

SECTION 6.3. Default Notices. If an action, occurrence or event shall happen that is, or with notice and the passage of time would become, an Event of Default, the Borrower shall deliver a Borrower Notice of such action, occurrence or event to RUS before 4:00 p.m. District of Columbia time on the Business Day following the date the Borrower becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to RUS, as soon as possible thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions the Borrower is taking to cure such Event of Default.

ARTICLE VII

LIMITATIONS ON AMENDMENTS TO THE GUARANTEED BOND

SECTION 7.1. Limitations on Amendments to the Guaranteed Bond. No amendment or supplement to, and no modification or rescission of, the Guaranteed Bond shall be effective unless approved in writing by RUS, nor shall any waiver of any rights of RUS under the Guaranteed Bond be effective against RUS unless such waiver has been approved in writing by RUS. No amendment or supplement to, and no modification of, any of the other Bond Documents, which materially adversely affects RUS, shall be effective unless approved in writing by RUS, nor shall any waiver of any rights of RUS under any of the Bond Documents be effective against RUS unless such waiver has been approved in writing by RUS.

ARTICLE VIII

REPRESENTATIONS OF THE PARTIES

SECTION 8.1. Representation of RUS. RUS represents that the Guarantee endorsed on the original of the Guaranteed Bond constitutes a legal, valid and binding obligation supported by the full faith and credit of the Government, incontestable except for fraud or misrepresentation of which FFB had actual knowledge at the time it extended the loan represented by the Guaranteed Bond.

SECTION 8.2. Representations of the Borrower. The Borrower hereby represents to RUS that on the date hereof, the Closing Date, and each Requested Advance Date:

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Series B Bond Guarantee Agreement

(a) the Borrower has been duly organized and is validly existing and in good standing as a cooperative association under the laws of the District of Columbia;

(b) the Borrower has the corporate power and authority to execute and deliver this Agreement and each of the other Bond Documents to which the Borrower is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;

(c) the Borrower has taken all necessary corporate action to authorize the execution and delivery of this Agreement and each of the other Bond Documents to which the Borrower is a party, the consummation by the Borrower of the transactions contemplated hereby and thereby and the performance by the Borrower of its obligations hereunder and thereunder;

(d) this Agreement and each of the other Bond Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is now, or under existing law in the future will be, required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over the Borrower to authorize the execution and delivery by the Borrower of this Agreement or any of the other Bond Documents to which the Borrower is a party, or the consummation by the Borrower of the transactions contemplated hereby or thereby or the performance by the Borrower of its obligations hereunder or thereunder;

(f) neither the execution or delivery by the Borrower of this Agreement or any of the other Bond Documents to which the Borrower is a party nor the consummation by the Borrower of any of the transactions contemplated hereby or thereby nor the performance by the Borrower of its obligations hereunder or thereunder, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to RUS if required, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of the Borrower or any provision of any existing law or any rule or regulation currently applicable to the Borrower or any judgment, order or decree of any court or any regulatory body, administrative

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Series B Bond Guarantee Agreement

agency or governmental authority having jurisdiction over the Borrower or the terms of any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any of its properties is bound;

(g) there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the knowledge of the Borrower, threatened with respect to the Borrower, this Agreement or any of the other Bond Documents to which the Borrower is a party challenging the validity or enforceability of this Agreement or any of the other Bond Documents to which the Borrower is a party or seeking to restrain, enjoin or otherwise prevent the consummation by the Borrower of the transactions contemplated by this Agreement or any of the other Bond Documents to which the Borrower is a party or which, if adversely determined, would have a material adverse effect on the Borrower's financial condition or its ability to perform its obligations under this Agreement or any of the other Bond Documents to which the Borrower is a party;

(h) the Borrower is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for electrification or telephone purposes;

(i) the total principal amount of the Guaranteed Bond plus the outstanding amount of any other guaranteed bonds issued by the Borrower under the Program does not exceed the total principal amount of Concurrent Loans outstanding on the last day of the month immediately preceding the Closing Date; and

(j) no material adverse change has occurred in the financial condition of the Borrower between the date of the Application and the date this representation is given.

ARTICLE IX

AGREEMENTS OF THE BORROWER

SECTION 9.1. Patronage Refunds. During any portion of a Fiscal Year when a Rating Trigger Event exists, the Borrower shall not make cash patronage refunds in excess of five percent of its total patronage capital, as disclosed in its most recent Financial Statements. While the Borrower is subject to such restriction, equity securities issued as part of a patronage refund shall not be redeemed in cash, and, if the Borrower shall have outstanding any common stock or preferred stock, the Borrower shall not issue any dividends on any such stock.

SECTION 9.2. Security and Collateral. (a) If a Rating Trigger Event or Financial Expert Trigger Event exists, the Pledged Securities (as such term is defined in the Pledge Agreement) shall be pledged in accordance with the terms and conditions of the Pledge Agreement to secure the payment obligations of the Borrower under this

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Series B Bond Guarantee Agreement

Agreement and any other bond guarantee agreement under the Program (in the case of a Financial Expert Trigger Event, if that bond guarantee agreement has a covenant to the effect of Section 9.9 hereof) and under the Reimbursement Note and any other reimbursement note issued under the Program.

(b) Until the Termination Date, the Borrower shall cause the Available Securities or Pledged Collateral (as such terms are defined in the Pledge Agreement), as the case may be, to be at all times not less than 100% of the aggregate principal amount of the Guaranteed Bond and any other guaranteed bonds issued by the Borrower under the Program and, except as provided for in paragraph (a) of this Section 9.2 or otherwise permitted by the Pledge Agreement, shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Available Securities or Pledged Collateral, as the case may be, without the prior written consent of RUS.

SECTION 9.3. Use of Savings. The Borrower will not use any amounts obtained from the reduction in funding costs provided by the Program to reduce the interest rates the Borrower's Members or associates are paying on new or outstanding Loans, other than new Concurrent Loans as provided for in Part 1710 of the Regulations.

SECTION 9.4. Subrogation. (a) The Borrower agrees that RUS shall be subrogated to the rights of FFB to the extent of any and all payments made by RUS under the Guarantee (herein called the "Subrogation Claim"). The Borrower agrees to pay directly to RUS all amounts due on the Guaranteed Bond as to which RUS is so subrogated, together with interest thereon (to the extent permitted by applicable law) at a rate determined by the following paragraph, and such payments shall satisfy the obligations of the Borrower hereunder with respect to such amounts paid by RUS.

(b) The Subrogation Claim of RUS shall bear interest from the date of payment by RUS under the Guarantee until the date such claim is satisfied. Interest shall accrue at an annual rate of the greater of 1.5 times the 91-day Treasury-Bill Rate or 200 basis points (2.00%) above the interest rate on the Guaranteed Bond.

SECTION 9.5. Use of Proceeds. (a) The Borrower shall only apply the proceeds of the Guaranteed Bond to finance new Eligible Loans or, subject to paragraph (b), to refinance existing debt instruments of the Borrower.

(b) The Borrower may only apply the proceeds of each Advance to refinance any of the Borrower's indebtedness up to the percentage certified by the Borrower under Section 3.2(a)(iii) hereof of the amount of such indebtedness being refinanced.

SECTION 9.6. Compliance with Covenants in Other Agreements. The Borrower and each of its Subsidiaries will observe and perform within any applicable grace period all covenants and agreements (as the same may be from time to time amended or waived) contained in any agreement or instrument relating to any

14

Series B Bond Guarantee Agreement

Indebtedness of the Borrower or any of its Subsidiaries, aggregating for the Borrower and its Subsidiaries in excess of $50,000,000, if the effect of the failure to observe or perform such covenant or agreement is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness.

SECTION 9.7. Ratings. For the term of the Bond, the Borrower shall request, and do all things reasonably within its power to obtain (including paying all fees incidental thereto), credit ratings on its Senior Secured Debt from at least two Rating Agencies on at least an annual basis.

SECTION 9.8. Acknowledgement of Borrower. The Borrower acknowledges and agrees that failure by the Borrower to receive any repayment under a Loan, does not affect the Borrower's obligations to make payments under this Agreement or any other Bond Document.

SECTION 9.9. Financial Expert. The Borrower will cause a financial expert (within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002) to serve on the audit committee of its board of directors commencing with the organizational meeting of the new board of directors held no later than 30 days after the March 2007 annual meeting of its members and continuing until the Termination Date; and shall not allow the financial expert position on the audit committee to remain vacant for more than 90 consecutive days.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.1. Events of Default. Each of the following actions, occurrences or events shall, but only (except in the case of subsections (a), (c) and (e) below) if the Borrower does not cure such action, occurrence or event within 30 days of notice from RUS requesting that it be cured, constitute an "Event of Default" under the terms of this Agreement:

(a) A failure by the Borrower to make a payment of principal, interest or a Bond Fee when due on the Guaranteed Bond;

(b) The issuance of the Guaranteed Bond in violation of the terms and conditions of this Agreement or any of the other Bond Documents;

(c) A failure by the Borrower to make payment of the Guarantee Fee required by Article IV when due;

(d) A misrepresentation by the Borrower to the Secretary in any material respect in connection with this Agreement, the Guaranteed Bond or the information reported pursuant to Article VI;

15

Series B Bond Guarantee Agreement

(e) A failure by the Borrower to comply with the covenant contained in Section 9.6 hereof; or

(f) A failure by the Borrower to comply with any other material covenant or provision contained in this Agreement or any of the other Bond Documents, except that the failure of the Borrower to comply with Section 9.9 hereof shall not constitute such an Event of Default.

SECTION 10.2. Compulsory Redemption. If an Event of Default occurs, the Secretary may demand that the Borrower redeem the Guaranteed Bond in accordance with its terms.

SECTION 10.3. Acceleration by RUS's Purchase of the Bond. If an Event of Default occurs, and RUS purchases from FFB the Bond in its entirety in the manner provided in Section 13.5 of the Bond Purchase Agreement, then the entire purchase price shall be included in the Principal Amount of the Reimbursement Note as defined therein and shall be immediately due and payable to RUS. Payment to RUS of all amounts due under the Reimbursement Note after such an acceleration shall satisfy in full all obligations of the Borrower under the Bond and Reimbursement Note and all corresponding obligations under the other Bond Documents, including any obligations to reimburse RUS for any payments thereafter made by RUS under the RUS Guarantee.

SECTION 10.4. Effect of Payments by RUS pursuant to the RUS Guarantee. No payment by RUS pursuant to the RUS Guarantee shall (i) be considered a payment for purposes of determining the existence of a failure of the Borrower to perform its obligations to RUS under the Bond Documents, or (ii) relieve the Borrower of its obligations to reimburse RUS for payments made by RUS pursuant to the RUS Guarantee. Payment by the Borrower to RUS of amounts due under the Reimbursement Note shall satisfy pro tonto the corresponding obligations of the Borrower under the Bond.

SECTION 10.5. Remedies Not Exclusive. Upon the occurrence of an Event of Default, the Secretary shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Bond Documents, including injunctive or other equitable relief.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE DISTRICT OF COLUMBIA.

SECTION 11.2. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

16

Series B Bond Guarantee Agreement

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2.

SECTION 11.3. Method of Payment. All payments to be made by the Borrower to RUS hereunder, shall be made in the manner notified to the Borrower by RUS from time to time in accordance with Section 11.4.

SECTION 11.4. Notices. All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate. The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication to the Borrower shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to RUS shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission, provided that the original of such faxed notice or other communication shall have been received by RUS within five Business Days.

SECTION 11.5. Benefit of Agreement. This Agreement shall become effective when it shall have been executed by RUS and the Borrower, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.

SECTION 11.6. Entire Agreement. This Agreement, including Schedule I hereto and Annexes A to G hereto, and the other Bond Documents, constitutes the entire agreement between the parties hereto concerning the matters contained herein and supersedes all prior oral and written agreements and understandings between the parties.

SECTION 11.7. Amendments and Waivers. (a) No failure or delay of RUS or the Borrower in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) of this Section 11.7, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the

17

Series B Bond Guarantee Agreement

Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by RUS and the Borrower. No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.

SECTION 11.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 11.9. Termination of Agreement. This Agreement shall terminate upon the indefeasible payment in full of all amounts payable hereunder, under the Reimbursement Note and under the Guaranteed Bond.

SECTION 11.10. Survival. The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Bond Documents to which such party hereto is a party thereto, and the parties' obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Guaranteed Bond and the expiration or other termination of any of the other Bond Documents, but, in the case of each Bond Document, shall not survive the expiration or the earlier termination of such Bond Document, except to the extent expressly set forth in such Bond Document.

SECTION 11.11. Severability. If any term or provision of this Agreement or any Bond Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Bond Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

18

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

UNITED STATES OF AMERICA, acting through the Administrator of the Rural Utilities Service

By
/s/ James M. Andrew

Title:	Administrator of the Rural Utilities Service

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as the Borrower

By
/s/ Sheldon C. Petersen

Title:	CEO and Governor

[Signature Page to Series B Bond Guarantee Agreement]

SCHEDULE I TO SERIES B BOND GUARANTEE AGREEMENT

Addresses for Notices

1.     The addresses referred to in Section 11.4 hereof, for purposes of delivering communications and notices, are as follows:

If to RUS:

Rural Utilities Service
United States Department of Agriculture
1400 Independence Avenue, SW
Washington, DC 20250
Fax: 202-720-1725
Attention of: The Administrator
Subject: REDLG Program

If to the Borrower:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6718
Fax: 703-709-6819
Attention of: Steven L. Lilly, Chief Financial Officer

With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6712
Fax: 703-709-6811
Attention of: John J. List, Esq., General Counsel

1

ANNEX A

Form of Bond Purchase Agreement

A-1

ANNEX B

Form of Pledge Agreement

__________________________________________________________

THE UNITED STATES OF AMERICA
acting through the Rural Utilities Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

U.S. BANK TRUST NATIONAL ASSOCIATION

_______________________________

Pledge Agreement

_______________________________

Dated as of
April 28, 2006

__________________________________________________________

B-1

Page
ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01.	Definitions	2

ARTICLE II

Application of this Pledge Agreement

Section 2.01.	Application of the Lien of this Pledge Agreement	5
Section 2.02.	Delivery of Certificates of Available Securities	6
Section 2.03.	Maintenance of Available Securities	6
Section 2.04.	Existence of Trigger Event	6
Section 2.05.	UCC Filings	7
Section 2.06.	APPLICATION OF ARTICLES III, IV AND V OF THIS PLEDGE
	AGREEMENT	7

ARTICLE III

Provisions as to Pledged Collateral

Section 3.01.	Pledged Securities	7
Section 3.02.	Holding of Pledged Securities	7
Section 3.03.	Withdrawal and Substitution of Pledged Collateral	7
Section 3.04.	Reassignment of Pledged Securities upon Payment	8
Section 3.05.	Addition of Pledged Collateral	9
Section 3.06.	Accompanying Documentation	9
Section 3.07.	Renewal; Extension; Substitution	9
Section 3.08.	Voting Rights; Interest and Principal	9
Section 3.09.	Protection of Title; Payment of Taxes; Liens, etc	11
Section 3.10.	Maintenance of Pledged Collateral	11
Section 3.11.	Representations, Warranties and Covenants	12
Section 3.12.	Further Assurances	12

ARTICLE IV

Application of Moneys Included in Pledged Collateral

Section 4.01.	Investment of Moneys by Collateral Agent	13
Section 4.02.	Collateral Agent To Retain Moneys during Event of Default	14

B-i

(Continued)

Page
ARTICLE V

Remedies

Section 5.01.	Events of Default	14
Section 5.02.	Remedies Upon Default	14
Section 5.03.	Application of Proceeds	16
Section 5.04.	Securities Act	17

ARTICLE VI

The Collateral Agent

Section 6.01.	Certain Duties and Responsibilities	18
Section 6.02.	Certain Rights of Collateral Agent	19
Section 6.03.	Money Held by Collateral Agent	20
Section 6.04.	Compensation and Reimbursement	20
Section 6.05.	Corporate Collateral Agent Required; Eligibility	21
Section 6.06.	Resignation and Removal; Appointment of Successor	21
Section 6.07.	Acceptance of Appointment by Successor	22
Section 6.08.	Merger, Conversion, Consolidation or Succession to Business	22

ARTICLE VII

Miscellaneous

Section 7.01.	Notices	23
Section 7.02.	Waivers; Amendment	23
Section 7.03.	Successors and Assigns	23
Section 7.04.	Counterparts; Effectiveness	24
Section 7.05.	Severability	24
Section 7.06.	GOVERNING LAW	24
Section 7.07.	WAIVER OF JURY TRIAL	24
Section 7.08.	Headings	24
Section 7.09.	Security Interest Absolute	25
Section 7.10.	Termination or Release	25
Section 7.11.	Collateral Agent Appointed Attorney-in-Fact	25

Schedule I - Form of Certificate of Available Securities
Schedule II - Form of Certificate of Pledged Collateral
Schedule III - Addresses for Notices

B-ii

                                                            PLEDGE AGREEMENT, dated as of April 28,
                                                  2006, among NATIONAL RURAL UTILITIES
                                                  COOPERATIVE FINANCE CORPORATION, a District                                                   of Columbia cooperative association and its successors
                                                  and assigns (hereinafter called the "Borrower"), having
                                                  its principal executive office and mailing address at 2201
                                                  Cooperative Way, Herndon, VA 20171-3025, the
                                                  UNITED STATES OF AMERICA, acting through the
                                                  Rural Utilities Service, a Rural Development agency of
                                                  the United States Department of Agriculture and its
                                                  successors and assigns ("RUS"), and U.S. BANK TRUST
                                                  NATIONAL ASSOCIATION, a national association and
                                                  its successors and assigns (hereinafter called the
                                                  "Collateral Agent"), having its corporate office at 100
Wall Street, Suite 1600, New York, NY 10005-3701.

RECITALS OF THE BORROWER

WHEREAS the Borrower has issued a bond to the Federal Financing Bank to represent a loan therefrom in the aggregate principal amount of up to $1,500,000,000, hereinafter called the "Series B Bond"); and the Series B Bond has been guaranteed by RUS pursuant to the Series B Bond Guarantee Agreement dated as of April 28, 2006, between the Borrower and RUS (the "Series B Bond Guarantee Agreement"; and

WHEREAS the Borrower may from time to time issue additional bonds to the Federal Financing Bank that are guaranteed by RUS pursuant to Section 313A of the Rural Electrification Act of 1936, as amended, and benefit from a covenant to the effect of Section 9.9 of the Series B Bond Guarantee Agreement (together with the Series B Bond, the "Bonds") and pursuant to any subsequent bond guarantee agreement similar to the Series B Bond Guarantee Agreement (together with the Series B Bond Guarantee Agreement, the "Bond Guarantee Agreement"); and

WHEREAS, the Borrower is required pursuant to the terms of the Series B Bond Guarantee Agreement to pledge certain property to the Collateral Agent for the benefit of RUS if a Rating Trigger Event or a Financial Expert Trigger Event exists.

NOW, THEREFORE, THIS PLEDGE AGREEMENT WITNESSETH that, to secure the performance of the certain Obligations contained in the Bond Guarantee Agreement, the Reimbursement Note and herein, for the duration of any Trigger Event, the Borrower assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of RUS, and grants to the Collateral Agent, its successors and assigns, for the benefit of RUS, a security interest in the following (collectively referred to as the "Pledged Collateral") in each case with effect from and after the occurrence of a Trigger Event and as otherwise provided in Article II: (a)(i) the Pledged Securities and the certificates representing the Pledged Securities; (ii) subject to Section 3.08, all payments of principal or interest, cash, instruments and other property from time to time

B-1

Pledge Agreement

received, receivable or otherwise distributed in respect of, in exchange for, and all other Proceeds received in respect of, the Pledged Securities pledged hereunder; (iii) subject to Section 3.08, all rights and privileges of the Borrower with respect to the Pledged Securities pledged hereunder; (iv) all Proceeds of any of the foregoing above; and (b) any property, including cash and Permitted Investments, that may, on the date hereof or from time to time hereafter, be subject to the Lien hereof by the Borrower by delivery, assignment or pledge thereof to the Collateral Agent hereunder and the Collateral Agent is authorized to receive the same as additional security hereunder (subject to any reservations, limitations or conditions agreed to in writing by the Borrower and RUS respecting the scope or priority of such security or the use and disposition of such property or the Proceeds thereof).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of RUS, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Pledge Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) all reference in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument; and

(iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Pledge Agreement as a whole and not to any particular Article, Section or other subdivision.

                    "Allowable Amount" on any date, means:

(a) with respect to cash, 100% thereof;

(b) with respect to Eligible Securities, the aggregate principal amount of such Eligible Securities theretofore advanced thereon which remains unpaid on such date; and

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Pledge Agreement

          (c) with respect to Permitted Investments, the cost to the Borrower thereof (exclusive of accrued interest or brokerage commissions) except that with respect to any Permitted Investments which are traded on any national securities exchange or over-the-counter market, Allowable Amount on any date shall mean the fair market value thereof (as determined by the Borrower).

          "Available Securities" means the Eligible Securities specified in Schedule A of the Certificate of Available Securities most recently delivered to the Collateral Agent and RUS.

          "Bond Guarantee Agreement" has the meaning given to that term in the recitals.

          "Bonds" has the meaning given to that term in the recitals.

          "Borrower" means the Person named as the "Borrower" in the first paragraph of this instrument.

          "Borrower Notice" and "Borrower Order" mean, respectively, a written notice or order signed in the name of the Borrower by either its Governor or its Chief Financial Officer, and by any Vice President of the Borrower, and delivered to the Collateral Agent and RUS.

          "Certificate of Available Securities" means a certificate delivered to the Collateral Agent and RUS substantially in the form of Schedule I attached hereto.

          "Certificate of Pledged Collateral" means a certificate delivered to the Collateral Agent and RUS substantially in the form of Schedule II attached hereto.

          "Collateral Agent" means the Person named as the "Collateral Agent" in the first paragraph of this instrument.

          "Eligible Security" means a note or bond of any Person payable or registered to, or to the order of, the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation, and in respect of which (i) no default has occurred in the payment of principal or interest in accordance with the terms of such note or bond that is continuing beyond the contractual grace period (if any) provided in such note or bond for such payment; (ii) no "event of default" as defined in such note or bond (or in any instrument creating a security interest in favor of the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation in respect of such note or bond), shall exist that has resulted in the exercise of any right or remedy described in such note or bond (or in any such instrument); and (iii) such note or bond is not classified by the Borrower as a non-performing loan under generally accepted accounting principles in the United States.

          "Event of Default" has the meaning set forth in Section 5.01.

B-3

Pledge Agreement

          "Financial Expert Trigger Event" has the meaning given to that term in the Bond Guarantee Agreement.

          "Lien" means any lien, pledge, charge, mortgage, encumbrance, debenture, hypothecation or other similar security interest attaching to any part of the Pledged Collateral.

          "Lien of this Pledge Agreement" or "Lien hereof" means the Lien created by these presents.

          "Obligations" means the due and punctual performance of the obligations of the Borrower to make payment under Sections 4.1, 9.4 and 10.3 of the Bond Guarantee Agreement and, without duplication, under the Reimbursement Note.

          "Officers' Certificate" means a certificate signed by either the Governor or the Chief Financial Officer of the Borrower, and by any Vice President of the Borrower, and delivered to RUS and/or the Collateral Agent, as applicable.

          "Permitted Investment" has the meaning given to that term in Section 4.01.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledge Agreement" means this Pledge Agreement, as originally executed and as it may from time to time be supplemented, restated or amended entered into pursuant to the applicable provisions hereof.

          "Pledged Collateral" has the meaning set forth in the Granting Clause.

          "Pledged Securities" means has the meaning set forth in Section 3.01.

          "Proceeds" has the meaning specified in Section 9-102 of the Uniform Commercial Code.

          "Rating Trigger Event" has the meaning given to that term in the Bond Guarantee Agreement.

          "Reimbursement Note" has the meaning given to that term in the Bond Guarantee Agreement.

          "RUS" means the Person named as "RUS" in the first paragraph of this instrument.

          "RUS Notice" and "RUS Order" mean, respectively, a written notice or order signed by the Secretary and delivered to the Collateral Agent and the Borrower.

B-4

Pledge Agreement

          "RUS Notice of Default" has the meaning given to that term in Section 5.02.

          "Secretary" shall mean the Secretary of Agriculture acting through the Administrator of RUS.

          "Series B Bond" has the meaning given to that term in the recitals.

          "Series B Bond Guarantee Agreement" has the meaning given that term in the recitals.

          "Trigger Event" means a Rating Trigger Event or a Financial Expert Trigger Event.

          "Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the District of Columbia.

          "United States" means the United States of America, its territories, possessions and other areas subject to its jurisdiction.

          "Vice President" means any vice president of the Borrower, whether or not designated by a number or a word or words added before or after the title "vice president".

ARTICLE II

Application of this Pledge Agreement

                    Section 2.01.  Application of the Lien of this Pledge Agreement. Notwithstanding any other provision of this Pledge Agreement, and in accordance with the Granting Clause hereof:

(a) no Lien shall attach to the Available Securities in favor of the Collateral Agent, for the benefit of RUS, prior to the occurrence of a Trigger Event;

(b) the Lien hereof shall automatically, and without further act, attach and apply to the Available Securities upon the occurrence of a Trigger Event subject to the terms, covenants and conditions set forth in this Pledge Agreement; and

(c) upon cessation of all the Trigger Events, the Lien hereof shall be automatically released and the Collateral Agent shall execute and deliver to the Borrower, at the Borrower's expense, all documents that the Borrower shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this paragraph (c) shall be without recourse to or warranty by the Collateral Agent.

B-5

Pledge Agreement

          Section 2.02. Delivery of Certificates of Available Securities. Each time money is advanced under the Bonds prior to the existence of a Trigger Event, the Borrower shall deliver, and from time to time prior to the existence of a Trigger Event the Borrower may deliver, a Certificate of Available Securities to the Collateral Agent and RUS, showing that the aggregate principal amount of Eligible Securities specified in Schedule A thereto that have been delivered to the Collateral Agent as of the last day of the most recent month ended more than 10 business days before the date thereof shall at least equal the aggregate principal amount of the Bond(s) outstanding, or to be outstanding after any such advance, at the date thereof. At the time of delivery of a Certificate of Available Securities, the Borrower shall deliver to the Collateral Agent all Available Securities specified in such certificate that are not already deposited with the Collateral Agent accompanied by the appropriate instruments of transfer executed in blank and in a form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. All Eligible Securities deposited with the Collateral Agent that were previously Available Securities, but are no longer specified in the Certificate of Available Securities most recently delivered, shall, at the Borrower's expense and pursuant to a Borrower Order, be returned by the Collateral Agent to the Borrower.

          Section 2.03. Maintenance of Available Securities. PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT:

(a) the Collateral Agent shall hold and segregate the Available Securities in a separate account;

(b) the Borrower shall cause the aggregate principal amount of Available Securities at all times to be not less than 100% of the aggregate principal amount of the Bond(s) outstanding; and

(c) the Borrower shall not create, or permit to exist, any Lien that is secured by, or in any way attaches to, the Available Securities, without the prior written consent of RUS.

          Section 2.04. Existence of Trigger Event. For the purposes of this Pledge Agreement (but without affecting whether or not the Lien hereof applies):

(a) the Collateral Agent shall not be required to recognize that a Trigger Event exists before such time as the Collateral Agent receives an RUS Notice or Borrower Notice stipulating the existence of such event; and

(b) the Collateral Agent shall not be required to recognize that a Trigger Event has ceased to exist until (i) such time as the Collateral Agent receives an

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RUS Notice stipulating that such event has ceased to exist; or (ii) 30 days after receipt by the Collateral Agent of a Borrower Notice stipulating that such event has ceased, provided that the Collateral Agent does not receive an RUS Notice within such timeframe disputing the cessation of such Trigger Event. Upon receipt of any such Borrower Notice under subparagraph (ii) of this Subsection, the Collateral Agent shall provide a copy of such Borrower Notice to RUS.

          Section 2.05. UCC Filings. The Borrower shall prepare and file in the proper Uniform Commercial Code filing office in the District of Columbia (i) on or prior to the Closing Date, a financing statement recording the Collateral Agent's interest in the Pledged Collateral; and (ii) from time to time thereafter, continuation statements or such other filings as are necessary to maintain the perfection of the Lien hereof on the Pledged Collateral.

          Section 2.06. APPLICATION OF ARTICLES III, IV AND V OF THIS PLEDGE AGREEMENT. THE PARTIES SHALL HAVE NO RIGHTS OR OBLIGATIONS UNDER ARTICLES III, IV OR V HEREOF, AND THE PROVISIONS OF SUCH ARTICLES SHALL NOT APPLY, EXCEPT DURING THE CONTINUANCE OF A TRIGGER EVENT.

ARTICLE III

Provisions as to Pledged Collateral

          Section 3.01. Pledged Securities. The "Pledged Securities" shall mean:

(a) upon and from the occurrence of a Trigger Event until such time as the first Certificate of Pledged Collateral is delivered hereunder, the Available Securities as specified in the most recent Certificate of Available Securities delivered prior to the occurrence of such Trigger Event; and

(b) upon and from delivery of the first Certificate of Pledged Collateral until the cessation of all Trigger Events, the Eligible Securities listed on Schedule A and Schedule B of the Certificate of Pledged Collateral most recently delivered.

          Section 3.02. Holding of Pledged Securities. After the occurrence of a Trigger Event and unless and until an Event of Default shall occur, the Collateral Agent, on behalf of RUS, shall hold the Pledged Securities in the name of the Borrower (or its nominee), endorsed or assigned in blank or in favor of the Collateral Agent. Upon occurrence of an Event of Default, the Collateral Agent, on behalf of RUS, shall have the right (in its sole and absolute discretion), to the extent a register is maintained therefor, to register the Pledged Securities in the Collateral Agent's own name as pledgee, or in the name of the Collateral Agent's nominee (as pledgee or as sub-agent) or to continue to hold the Pledged Securities in the name of the Borrower, endorsed or assigned in blank or in favor of the Collateral Agent. Upon cessation of such Event of Default, the Collateral

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Agent shall take such action as is necessary to again cause the Pledged Securities to be registered in the name of the Borrower (or its nominee).

          Section 3.03. Withdrawal and Substitution of Pledged Collateral.
(a) Any part of the Pledged Collateral may be withdrawn by the Borrower or substituted for cash or other Eligible Securities or Permitted Investments by the Borrower and shall be delivered to the Borrower by the Collateral Agent upon Borrower Order at any time and from time to time, together with any other documents or instruments of transfer or assignment necessary to reassign to the Borrower said Pledged Collateral and the interest of the Borrower, provided the aggregate Allowable Amount of Pledged Collateral remaining after such withdrawal or substitution shall at least equal the aggregate principal amount of the Bond(s) outstanding after such withdrawal or substitution, as shown by the Certificate of Pledged Collateral furnished to the Collateral Agent pursuant to Subsection (b)(i) of this Section.

          (b) Prior to any such withdrawal or substitution, the Collateral Agent shall be furnished with the following instruments:

(i) a Certificate of Pledged Collateral, dated not more than 30 days prior to such withdrawal or substitution, showing that immediately after such withdrawal or substitution the requirements of Subsection (a) of this Section will be satisfied; and

(ii) an Officers' Certificate certifying that no Event of Default has occurred which has not been remedied.

          Upon any such withdrawal or substitution, the Borrower shall deliver any cash or Eligible Securities or Permitted Investments to be substituted and the Collateral Agent shall execute any instruments of transfer or assignment specified in a Borrower Order as necessary to vest in the Borrower any part of the Pledged Collateral withdrawn.

          In case an Event of Default shall have occurred and be continuing, the Borrower shall not withdraw or substitute any part of the Pledged Collateral, provided that any Pledged Collateral may be withdrawn (a) as provided for in Section 3.04; or (b) upon the deposit with the Collateral Agent of an amount of cash at least equal to the Allowable Amount (at the time of such withdrawal) of the Pledged Securities so withdrawn and the delivery to the Collateral Agent of the instruments referred to in Subsection (b)(i) of this Section and a Borrower Order.

          Section 3.04. Reassignment of Pledged Securities upon Payment. Upon receipt of:

(i) an Officers' Certificate stating that all payments of principal, premium (if any) and interest have been made upon any Pledged Securities held by the Collateral Agent other than payment of an amount (if any) specified in

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said certificate required fully to discharge all obligations on said Pledged Securities; and

(ii) cash in the amount (if any) so specified fully to discharge said Pledged Securities,

the Collateral Agent shall deliver to the Borrower upon Borrower Order said Pledged Securities, together with any other documents or instruments of transfer or assignment necessary to reassign to the Borrower said Pledged Securities and the interest of the Borrower specified in such Borrower Order.

          Section 3.05. Addition of Pledged Collateral. At any time, the Borrower may pledge additional Eligible Securities, cash or Permitted Investments under this Pledge Agreement by delivering such Pledged Collateral to the Collateral Agent, accompanied by a Certificate of Pledged Collateral specifying such additional collateral and dated not more than 30 days prior thereto, provided that, in the case of additional Permitted Investments, no such Permitted Investments shall be subject to any reservations, limitations or conditions referred to in the Granting Clause hereof.

          Section 3.06. Accompanying Documentation. Where Eligible Securities are delivered to the Collateral Agent under Section 3.03 or Section 3.05, such securities shall be accompanied by the appropriate instruments of transfer executed in blank and in a form satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. All other property delivered to the Collateral Agent under Section 3.03 or Section 3.05 and comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Borrower and such other instruments or documents as the Collateral Agent may reasonably request.

          Section 3.07. Renewal; Extension; Substitution. Unless and until an Event of Default shall have occurred and be continuing, the Borrower may at any time renew or extend, subject to the Lien of this Pledge Agreement, any Pledged Security upon any terms or may accept in place of and in substitution for any such Pledged Security, another Eligible Security or Securities of the same issuer or of any successor thereto for at least the same unpaid principal amount, all as evidenced by a Borrower Order delivered to the Collateral Agent; provided, however, that in case of any substitution, Eligible Securities substituted as aforesaid shall be subject to the Lien of this Pledge Agreement as part of the Pledged Collateral and be held in the same manner as those for which they shall be substituted, and in the case of each substituted Eligible Security the Borrower shall provide an Officers' Certificate certifying to the Collateral Agent that such substituted security satisfies the requirements of this Section. So long as no Event of Default shall have occurred and be continuing, the Collateral Agent, upon Borrower Order stating that no Event of Default shall have occurred and be continuing, shall execute any consent to any such renewal, extension or substitution as shall be specified in such Borrower Order.

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          Section 3.08. Voting Rights; Interest and Principal. (A) Unless and until an Event of Default has occurred and is continuing, and RUS delivers to the Collateral Agent an RUS Notice of Default suspending the Borrower's rights under this clause:

          (i) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof provided that such rights and powers shall not be exercised in any manner inconsistent with the terms of the Bond Guarantee Agreement or this Pledge Agreement.

          (ii) The Collateral Agent shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

          (iii) The Borrower shall be entitled to receive and retain any and all interest, principal and other distributions paid on or distributed in respect of the Pledged Securities; provided that any non-cash interest, principal or other distributions that would constitute Pledged Securities if pledged hereunder, and received in exchange for Pledged Securities or any part thereof pledged hereunder, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer of Pledged Securities may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Borrower, shall not be commingled by the Borrower with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

          (b) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable RUS Notice of Default, all rights of the Borrower to interest, principal or other distributions that the Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.08 shall cease, and all such suspended rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such interest, principal or other distributions. All interest, principal or other distributions received by the Borrower contrary to the provisions of this Section 3.08 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.03. After all Events of Default have ceased, the Collateral Agent

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shall promptly repay to the Borrower (without interest) all interest, principal or other distributions that the Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.08 and that remain in such account.

          (c) If an Event of Default shall have occurred and be continuing, then, to the extent such rights are suspended by the applicable RUS Notice of Default, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.08, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.08, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time during the existence of such Event of Default to permit the Borrower to exercise such rights and powers.

          Section 3.09. Protection of Title; Payment of Taxes; Liens, etc. The Borrower will:

(i) duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges lawfully levied, assessed or imposed upon or against any of the Pledged Collateral, including the income or profits therefrom and the interests of the Collateral Agent in such Pledged Collateral;

(ii) duly observe and conform to all valid requirements of any governmental authority imposed upon the Borrower relative to any of the Pledged Collateral, and all covenants, terms and conditions under or upon which any part thereof is held;

(iii) cause to be paid and discharged all lawful claims (including, without limitation, income taxes) which, if unpaid, might become a lien or charge upon Pledged Collateral; and

(iv) do all things and take all actions necessary to keep the Lien of this Pledge Agreement a first and prior lien upon the Pledged Collateral and protect its title to the Pledged Collateral against loss by reason of any foreclosure or other proceeding to enforce any lien prior to or pari passu with the Lien of this Pledge Agreement.

          Nothing contained in this Section shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement so long as the validity, application or amount thereof shall be contested in good faith; provided, however, that the Borrower shall have set aside on its books such reserves (segregated to the extent required by generally accepted accounting principles) as shall be deemed adequate with respect thereto as determined by the Board of Directors of the Borrower (or a committee thereof).

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          Section 3.10. Maintenance of Pledged Collateral. The Borrower shall cause the aggregate principal amount of Pledged Collateral held by the Collateral Agent at all times to be not less than 100% of the aggregate principal amount of the Bond(s) outstanding.

          Section 3.11. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to the Collateral Agent, for the benefit of RUS, that from the time that they are pledged hereunder, and for so long as they are required to remain pledged:

(a) except for the Lien hereof and any Lien consented to in writing by RUS, the Borrower or the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation (i)  is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities from time to time pledged hereunder, (ii) holds and will continue to hold the same free and clear of all Liens, other than Liens created by this Pledge Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Pledge Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Pledge Agreement), however arising, of all Persons whomsoever;

(b) except for restrictions and limitations imposed by the Bond Guarantee Agreement or securities laws generally, the Pledged Securities are and will continue to be freely transferable and assignable, and none of the Pledged Securities are or will be subject to any restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(c) the Borrower has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(d) no consent or approval of any governmental authority, any securities exchange or any other Person (with the exception RUS) was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(e) by virtue of the execution and delivery by the Borrower of this Pledge Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Pledge Agreement, the Collateral Agent will obtain a legal and valid Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations.

          Section 3.12. Further Assurances. The Borrower will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or

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cause to be done, all such additional acts as (a) may be necessary or proper, consistent with the Granting Clause hereof, to carry out the purposes of this Pledge Agreement and to make subject to the Lien hereof any property intended so to be subject or (b) may be necessary or proper to transfer to any successor the estate, powers, instruments and funds held hereunder and to confirm the Lien of this Pledge Agreement. The Borrower will also cause to be filed, registered or recorded any instruments of conveyance, transfer, assignment or further assurance in all offices in which such filing, registering or recording is necessary to the validity thereof or to give notice thereof.

ARTICLE IV

Application of Moneys Included in Pledged Collateral

          Section 4.01. Investment of Moneys by Collateral Agent. Any moneys held by the Collateral Agent as part of the Pledged Collateral shall, upon Borrower Order and as stated therein, be invested or reinvested by the Collateral Agent until required to be paid out by the Collateral Agent as provided in this Pledge Agreement, in any one or more of the following (herein called "Permitted Investments"):

(i) obligations of or guaranteed by the United States of America or any agency thereof for which the full faith and credit of the United States of America or such agency shall be pledged;

(ii) obligations of any state or municipality, or subdivision or agency of either thereof, which are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

(iii) certificates of deposit issued by, or time deposits of, any bank or trust company (including the Collateral Agent) organized under the laws of the United States of America or any State thereof having capital and surplus of not less than $500,000,000 (determined from its most recent report of condition, if it publishes such reports at least annually pursuant to law or the requirements of Federal or State examining or supervisory authority); and

(iv) commercial paper of bank holding companies or of other issuers (excluding the Borrower) generally rated in the highest category by at least two nationally recognized statistical rating organizations and maturing not more than one year after the purchase thereof.

Unless and until an Event of Default shall have occurred and be continuing, any interest received by the Collateral Agent on any such investments which shall exceed the amount of accrued interest, if any, paid by the Collateral Agent on the purchase thereof, and any profit which may be realized from any sale, redemption or maturity of such investments, shall be paid to the Borrower. Such investments shall be held by the Collateral Agent as

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a part of the Pledged Collateral, but upon Borrower Order the Collateral Agent shall sell all or any designated part of the same, and the proceeds of such sale shall be held by the Collateral Agent subject to the same provisions hereof as the cash used by it to purchase the investments so sold. In case the net proceeds realized upon any sale, redemption or maturity shall amount to less than the purchase price paid by the Collateral Agent for the purchase of the investments so sold, the Collateral Agent shall notify the Borrower in writing thereof, and the Borrower shall pay to the Collateral Agent the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Collateral Agent in like manner and subject to the same conditions as the proceeds realized upon such sale. The Borrower will reimburse the Collateral Agent for any brokerage commissions or other expenses incurred by the Collateral Agent in connection with the purchase or sale of such investments. The Collateral Agent may aggregate such costs and expenses of and such receipts from such investments on a monthly basis (or such other periodic basis as the Borrower and the Collateral Agent may agree in writing from time to time) so as to net each against the other during such period and pay to the Borrower amounts due to it or notify the Borrower of amounts due from it on a net basis for such period.

          Section 4.02. Collateral Agent To Retain Moneys during Event of Default. If an Event of Default shall have occurred and be continuing, moneys held by the Collateral Agent as a part of the Pledged Collateral shall not be paid over to the Borrower upon Borrower Order except pursuant to Section 5.03.

ARTICLE V

Remedies

          Section 5.01. Events of Default. "Event of Default", wherever used herein, means any "Event of Default" as defined in Sections 10.1(a) and 10.1(c) of the Bond Guarantee Agreement, provided that, for the purposes of this Pledge Agreement:

(a) the Collateral Agent shall not be required to recognize that an Event of Default exists before such time as the Collateral Agent receives an RUS Notice or Borrower Notice stating that an Event of Default exists and specifying the particulars of such default in reasonable detail; and

(b) the Collateral Agent shall not be required to recognize that an Event of Default has ceased until (i) such time as the Collateral Agent receives an RUS Notice stipulating that such event has ceased to exist; or (ii) 30 days after receipt by the Collateral Agent of a Borrower Notice stipulating that such event has ceased to exist, provided that the Collateral Agent does not receive an RUS Notice within such timeframe disputing the cessation of such Event of Default, and further provided that no additional RUS Notice of Default shall have been received in respect of any other subsisting Event(s) of Default. Upon receipt of

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any Borrower Notice under subparagraph (ii) of this Subsection, the Collateral Agent shall provide a copy of such Borrower Notice to RUS.

          Section 5.02. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, RUS may issue a notice (an "RUS Notice of Default"), which may be combined with the notice provided under Section 5.01(b), suspending the rights of the Borrower under Section 3.08 in part without suspending all such rights (as specified by RUS in its sole and absolute discretion) without waiving or otherwise affecting RUS' rights to give additional RUS Notices of Default from time to time suspending other rights under Section 3.08 so long as an Event of Default has occurred and is continuing. Subject to paragraph (b) of this Section 5.02, upon cessation of an Event of Default, all rights of the Borrower suspended under the applicable RUS Notice of Default shall revest in the Borrower.

          (a) Upon the occurrence of an Event of Default, the Collateral Agent shall, for the benefit and at the direction of RUS, have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Borrower agrees that the Collateral Agent shall have the right, but only if so instructed by an RUS Order and subject to the requirements of applicable law and the Collateral Agent's right (in its sole and absolute discretion) to receive indemnification or other reasonable assurances that its costs and expenses in connection therewith will be paid, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          (b) The Collateral Agent shall give the Borrower 10 days' written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged

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Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Pledge Agreement, RUS may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to RUS from the Borrower as a credit against the purchase price, and RUS may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledged Collateral therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Borrower shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.02 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code or its equivalent in other jurisdictions.

          Section 5.03. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash, as follows:

          FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with or reasonably related or reasonably incidental to such collection or sale or otherwise in connection with or related or incidental to this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent (in its sole discretion)

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hereunder on behalf of the Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

          SECOND, to the payment to RUS in full of the Obligations; such payment to be for an amount certified in a RUS Notice delivered to the Collateral Agent as being the amount due and owing to RUS under the Obligations; and

          THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

          Section 5.04. Securities Act. In view of the position of the Borrower in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the

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possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

The Collateral Agent

          Section 6.01. Certain Duties and Responsibilities. (a) At all times under this Pledge Agreement:

          (i) the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement, and no implied covenants or obligations shall be read into this Pledge Agreement against the Collateral Agent; and

          (ii) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and substantially conforming to the requirements of this Pledge Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent the Collateral Agent shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Pledge Agreement.

          (b) No provision of this Pledge Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (ii) the Collateral Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

          (iii) no provision of this Pledge Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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          (c) Whether or not therein expressly so provided, every provision of this Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section.

          Section 6.02. Certain Rights of Collateral Agent. Except as otherwise provided in Section 6.01:

          (a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Borrower mentioned herein shall be sufficiently evidenced by a Borrower Notice or Borrower Order;

          (c) any request or direction of RUS mentioned herein shall be sufficiently evidenced by an RUS Notice or RUS Order;

          (d) whenever in the administration of this Pledge Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate in the case of the Borrower, and a certificate signed by the Secretary in the case of RUS;

          (e) the Collateral Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (f) the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Pledge Agreement at the request or direction of either the Borrower or RUS pursuant to this Pledge Agreement, unless such party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (g) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, or to recompute, verify, reclassify or recalculate any information contained therein, but the Collateral Agent, in its sole and absolute discretion, may make such

B-19

Pledge Agreement

further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney;

          (h) the Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (i) unless explicitly stated herein to the contrary, the Collateral Agent shall have no duty to inquire as to the performance of any Borrower's covenants herein. In addition, the Collateral Agent shall not be deemed to have knowledge of any Trigger Event, or Event of Default, unless the Collateral Agent has received an RUS Notice in accordance with Section 2.04(a) or Section 5.01(a) (as applicable), and shall not be deemed to have knowledge of the cessation of the same until such time as it receives a Borrower Notice in accordance with Section 2.04(b) or Section 5.01(b) (as applicable); and

          (j) unless explicitly stated herein to the contrary, the Collateral Agent shall have no obligation to take any action with respect to any Trigger Event or Event of Default until it has received the an RUS Notice applicable to such event in accordance with Section 2.04(a) or Section 5.01(a) (as applicable), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable RUS Notice is delivered. Similarly, the Collateral Agent shall have no obligation to take any action with respect to the cessation of a Trigger Event or Event of Default until it has received a Borrower Notice applicable to such event in accordance in accordance with Section 2.04(b) or Section 5.01(b) (as applicable), and the Collateral Agent shall have no liability for any action or inaction taken, suffered or omitted in respect of any such event by it prior to such time as the applicable Borrower Notice is delivered.

          Section 6.03. Money Held by Collateral Agent. Money held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall have no liability to pay interest on or (except as expressly provided herein) invest any such moneys.

          Section 6.04. Compensation and Reimbursement. (a) The Borrower agrees:

          (i) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

          (ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, out-of-pocket costs, disbursements and advances incurred or made by the Collateral Agent in

B-20

Pledge Agreement

accordance with any provision of this Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its gross negligence or bad faith; and

          (iii) to indemnify the Collateral Agent for, and to defend and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Pledge Agreement or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability or expense may be attributable to its gross negligence or bad faith; provided, however, that the Borrower shall have no liability under this clause for any settlement of any litigation or other dispute effected without the prior written consent of the Borrower (such consent not to be unreasonably withheld).

          (b) Any such amounts payable as provided hereunder shall be additional Obligations secured by the Lien hereof. The provisions of this Section 6.04 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or the Bond Guarantee Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Pledge Agreement or the Bond Guarantee Agreement, or any investigation made by or on behalf of the Collateral Agent or RUS. All amounts due under this Section 6.04 shall be payable on written demand therefor.

          Section 6.05. Corporate Collateral Agent Required; Eligibility. There shall at all times be a Collateral Agent hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Borrower nor any Person directly or indirectly controlling, controlled by or under common control with the Borrower shall serve as Collateral Agent hereunder. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.06. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Collateral Agent and no appointment of a successor

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Pledge Agreement

Collateral Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 6.07.

          (b) The Collateral Agent may resign at any time by giving written notice thereof to the Borrower. If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

          (c) If at any time:

          (i) except if an Event of Default has occurred and is continuing, the Borrower, in its sole and absolute discretion, elects to remove the Collateral Agent; or

          (ii) the Collateral Agent shall cease to be eligible under Section 6.05 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Borrower may remove the Collateral Agent by delivery of a Borrower Order to that effect.

          (d) If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Collateral Agent for any cause, the Borrower shall promptly appoint a successor Collateral Agent by delivering a Borrower Notice to the retiring Collateral Agent, the successor Collateral Agent and RUS to such effect.

          Section 6.07. Acceptance of Appointment by Successor. Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower, RUS and to the retiring Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Collateral Agent; but, on request of the Borrower, RUS or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent, and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.04. Upon request of any such successor Collateral Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

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Pledge Agreement

          No successor Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Collateral Agent shall be eligible under Section 6.05 hereof.

          Section 6.08. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible under Section 6.05 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VII

Miscellaneous

          Section 7.01. Notices. All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule III attached hereto as appropriate. The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication to the Borrower shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to the Collateral Agent shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to RUS shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission, provided that the original of such faxed notice or other communication shall have been received by RUS within five Business Days.

          (a) All Borrower Notices and Borrower Orders delivered to the Collateral Agent shall be contemporaneously copied to RUS by the Borrower, and all RUS Notices and RUS Orders delivered to the Collateral Agent shall be contemporaneously copied by RUS to the Borrower, and all Collateral Agent notices delivered to either the Borrower or RUS shall be contemporaneously copied to the other such party by the Collateral Agent.

          Section 7.02. Waivers; Amendment. (a) No failure or delay by a party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that such party would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or

B-23

Pledge Agreement

consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party in any case shall entitle any party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Collateral Agent and RUS.

          Section 7.03. Successors and Assigns. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Collateral Agent or RUS that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

          Section 7.04. Counterparts; Effectiveness. This Pledge Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Pledge Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Pledge Agreement.

          Section 7.05. Severability. Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 7.06. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE STATE OF NEW YORK.

          Section 7.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

B-24

Pledge Agreement

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.07.

          Section 7.08. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

          Section 7.09. Security Interest Absolute. All rights of the Collateral Agent and/or RUS hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Bond Guarantee Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Bond Guarantee Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Pledge Agreement.

          Section 7.10. Termination or Release. (a) This Pledge Agreement shall terminate on the date when the Collateral Agent receives an RUS Notice to the effect that all of the Obligations have been indefeasibly paid in full and the Federal Financing Bank has no further commitment to lend under the Bonds, and if applicable at such time the Lien hereof shall be released.

          (b) Upon any withdrawal, substitution or other disposal by the Borrower of any Pledged Collateral that is permitted by the terms of this Pledge Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral, the Lien hereof securing such Pledged Collateral shall be automatically released.

          (c) In connection with any termination or release pursuant to paragraph (a) or (b) the Collateral Agent shall deliver to the Borrower the Pledged Collateral and shall execute and deliver to the Borrower, at the Borrower's expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.10 shall be without recourse to or warranty by the Collateral Agent.

          Section 7.11. Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Agent the attorney-in-fact of the Borrower for

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Pledge Agreement

the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Pledge Agreement with respect to the Pledged Collateral and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest but is subject nevertheless to the terms and conditions of this Pledge Agreement. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Borrower (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to notify, or to require the Borrower to notify, obligors under Pledged Securities to make payment directly to the Collateral Agent; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Pledge Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and RUS shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,
by

Name:
Title:

UNITED STATES OF AMERICA, ACTING THROUGH THE ADMINISTRATOR OF THE RURAL UTILITIES SERVICE,
by

Name:
Administrator of the Rural Utilities Service

U.S. BANK TRUST NATIONAL ASSOCIATION
by

Name:
Title:

[Signature Page to Pledge Agreement]

SCHEDULE I TO PLEDGE AGREEMENT

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

PLEDGE AGREEMENT DATED AS OF APRIL 28, 2006

CERTIFICATE OF AVAILABLE SECURITIES FILED WITH
U.S. BANK TRUST NATIONAL ASSOCIATION, COLLATERAL AGENT

________________, Governor (or Chief Financial Officer) and ____________________, Vice-President, respectively, of National Rural Utilities Cooperative Finance Corporation, hereby certify to RUS and the Collateral Agent under the above-mentioned Pledge Agreement as amended to the date hereof (herein called the "Pledge Agreement") as follows:

1.	The Allowable Amount of Available Securities certified hereby, all as shown on Schedule A hereto, is	$

2.	The aggregate principal amount of the Bond(s) outstanding at the date hereof is	$

3.	The aggregate amount, if any, of the Advance to be made on the basis of this Certificate is	$

4.	The sum of the amounts in items 2 and 3 is	$

5.	The aggregate amount by which the Allowable Amount of Available Securities exceeds the aggregate principal amount of the Bond(s) outstanding plus the amount of any Advance in item 3 (item 1 minus item 4) is	$

6.	So far as is known to the undersigned no Trigger Event exists.

All terms which are defined in the Pledge Agreement are used herein as so defined.

Dated:

OF NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

SCHEDULE I TO PLEDGE AGREEMENT

AVAILABLE SECURITIES SCHEDULE A TO OFFICERS' CERTIFICATE DATED

Eligible Securities	Name of Issuer	Current Allowable Amount (Item 1)
Available Securities (Here List Securities)

SCHEDULE II TO PLEDGE AGREEMENT

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION PLEDGE AGREEMENT DATED AS OF APRIL 28, 2006 CERTIFICATE OF PLEDGED COLLATERAL FILED WITH U.S. BANK TRUST NATIONAL ASSOCIATION, COLLATERAL AGENT

________________, Governor (or Chief Financial Officer) and ____________________, Vice-President, respectively, of National Rural Utilities Cooperative Finance Corporation, hereby certify to RUS and the Collateral Agent under the above-mentioned Pledge Agreement as amended to the date hereof (herein called the "Pledge Agreement") as follows:

1.	The Allowable Amount of Pledged Collateral shown in item 8 in the most recent Certificate of Pledged Collateral dated ______________ delivered to the Collateral Agent is	$

2.	The increase (or decrease) in the Allowable Amount of such Pledged Collateral and the Allowable Amount of any Eligible Securities substituted for other Pledged Securities pursuant to Section 3.07 of the Pledge Agreement, remaining on deposit with the Collateral Agent, as shown on Schedule A hereto, is	$

3.	The Allowable Amount, as at the date of such most recent Certificate of Pledged Collateral, of Pledged Collateral which has, since such date, been withdrawn or substituted for pursuant to Section 3.07 (including Pledged Securities fully paid) by the Borrower or ceased to be Pledged Collateral, as shown on Schedule A hereto, is	$

4.	The present Allowable Amount of Pledged Collateral certified to the Collateral Agent in the most recent Certificate of Pledged Collateral (item 1 plus (or minus, if decrease) item 2, and minus item 3) is	$

SCHEDULE II TO PLEDGE AGREEMENT

5.	The Allowable Amount of Pledged Collateral certified hereby, including the Pledged Collateral deposited herewith, which were not certified in the most recent Certificate of Pledged Collateral, all as shown on Schedule B hereto, is	$

6.	The Allowable Amount of Pledged Collateral held by the Collateral Agent on the date hereof and included in this Certificate before any withdrawals (item 4 plus item 5) is	$

7.	The Allowable Amount of Pledged Collateral the withdrawal of which is hereby requested, if any, as shown on Schedule C hereto (the Pledged Collateral made the basis of such withdrawal being designated on Schedule A and/or Schedule B hereto) is	$

8.	The Allowable Amount of Pledged Collateral held by the Collateral Agent on the date hereof and included in this Certificate after any withdrawals (item 6 minus item 7) is	$

9.	The aggregate principal amount of the Bond(s) outstanding at the date hereof is	$

10.	The aggregate amount by which such Allowable Amount of Pledged Securities exceeds the aggregate principal amount of the Bond(s) outstanding (item 8 minus item 9) is	$

All terms which are defined in the Pledge Agreement are used herein as so defined.

Dated:

OF NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

2

SCHEDULE II TO PLEDGE AGREEMENT

PLEDGED COLLATERAL ON DEPOSIT SCHEDULE A TO OFFICERS' CERTIFICATE DATED

Pledged Collateral	Name of Issuer	Allowable Amount included in Certificate last previously filed (Item 1)	Increase (Decrease) in such Allowable Amount (Items 2 and 3)	Current Allowable Amount (Item 4)
Cash
Permitted Investments (Here List)
Pledged Securities (Here List Securities)

3

SCHEDULE II TO PLEDGE AGREEMENT

PLEDGED COLLATERAL BEING DEPOSITED SCHEDULE B TO OFFICERS' CERTIFICATE DATED

Pledged Collateral	Name of Issuer	Allowable Amount (Item 5)
Cash
Permitted Investments (Here List)
Pledged Securities (Here List Securities)

4

SCHEDULE II TO PLEDGE AGREEMENT

PLEDGED COLLATERAL BEING WITHDRAWN SCHEDULE C TO OFFICERS' CERTIFICATE DATED

Pledged Collateral	Name of Issuer	Allowable Amount (Item 7)
Cash
Permitted Investments (Here List)
Pledged Securities (Here List Securities)

5

SCHEDULE III TO PLEDGE AGREEMENT
Addresses for Notices

1. The addresses referred to in Section 7.01 hereof, for purposes of delivering communications and notices, are as follows:

If to RUS:

Rural Utilities Service
United States Department of Agriculture
1400 Independence Avenue, SW
Washington, DC 20250
Fax: 202-720-1725
Attention of: The Administrator
Subject: REDLG Program

If to the Borrower:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6718
Fax: 703-709-6819
Attention of: Steven L. Lilly, Chief Financial Officer

With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone: 703-709-6712
Fax: 703-709-6811
Attention of: John J. List, Esq., General Counsel

If to the Collateral Agent:

U.S. Bank Trust National Association
100 Wall Street

Suite 1600

New York, NY 10005-3701
Fax: 212-509-3384
Attention of: Beverly A. Freeney

ANNEX C

Form of Reimbursement Note

C-1

ANNEX D

Opinion of Counsel to the Borrower

(1)         The Borrower has been duly incorporated and is validly existing as a not-for-profit corporation in good standing under the laws of the District of Columbia with corporate power and authority to execute and perform its obligations under the Bond Documents.

2)         The Bond Documents have been duly authorized, executed and delivered by the Borrower, and such documents constitute the legal, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally, and (b) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

(3)         Neither the execution nor the delivery by the Borrower of any of the Bond Documents nor the consummation by the Borrower of any of the transactions contemplated therein, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to RUS if required, nor the fulfillment by the Borrower of the terms of any of the Bond Documents will conflict with or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of the Borrower or any law or any regulation or any order known to Counsel currently applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower or the terms of any indenture, deed of trust, note, note agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound.

(4)         No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any state or Federal court or governmental agency or body including, without limitation, RUS, having jurisdiction over the Borrower is required for any consummation by the Borrower of the transactions contemplated by the Bond Documents except such as have been obtained from RUS; provided, however, no opinion is expressed as to the applicability of any Federal or state securities law to any sale, transfer or other disposition of the Guaranteed Bond after the date hereof.

(5)         There is no pending or, to the best of Counsel's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Borrower, or any of the Bond Documents, or which, if adversely determined, would have a material adverse effect on the Borrower's financial condition or its ability to perform its obligations under any of the Bond Documents.

D-1

ANNEX E

Officers' Closing Certificate

TO:                  The United States of America acting through the Rural Utilities Service.

          We, [                           ], Governor, and [                           ], Chief Financial Officer, of National Rural Utilities Cooperative Finance Corporation (the "Borrower"), pursuant to the Series B Bond Guarantee Agreement dated as of April 28, 2006, between the Borrower and the United States of America acting through Rural Utilities Service (the "Bond Guarantee Agreement"), hereby certify on behalf of the Borrower that as at the date hereof:

          (1)         the Borrower is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for electrification or telephone purposes;

          (2)         no material adverse change has occurred in the financial condition of the Borrower between the date of the Application and the date hereof;

          (3)         we acknowledge the commitment of the Borrower to submit to the Secretary the documents required under Article VI of the Bond Guarantee Agreement in accordance with the terms thereof;

          (4)         all of the representations contained in Section 8.2 of the Bond Guarantee Agreement remain true and correct in all respects; and

          (5)         no Rating Trigger Event or Financial Expert Trigger Event exists.

Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Guarantee Agreement.

DATED as of this __ day of  April 28, 2006.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ___________________ Governor ____________________ Chief Financial Officer

E-1

ANNEX F

Officers' Advance Certificate

TO:                  The United States of America acting through the Rural Utilities Service.

            We, [                           ], Governor, and [                           ], Chief Financial Officer, of National Rural Utilities Cooperative Finance Corporation (the "Borrower"), pursuant to the Series B Bond Guarantee Agreement dated as of April 28, 2006, between the Borrower and the United States of America acting through Rural Utilities Service (the "Bond Guarantee Agreement"), hereby certify on behalf of the Borrower that:

            (1)         (i) as at the last day of the most recent month ended more than 10 business days before the date hereof, the total aggregate principal amount of outstanding Eligible Loans is:  $                        ;

            (ii) as at the last day of the most recent month ended more than 10 business days before the date hereof, the total aggregate principal amount of outstanding Loans is: $                        ;

            (iii) the percentage the amount under (i) comprises of the amount under (ii) is:               %;

            (2)            the Advance will be applied to: (i) fund new Eligible Loans under the RE Act; or (ii) to refinance existing debt instruments of the Borrower, in the case of each such debt instrument up to the percentage set forth in clause (1)(iii) above;

            (3)         as at the date hereof, no material adverse change has occurred in the financial condition of the Borrower between the Closing Date and the applicable Requested Advance Date; and

            (4)         as at the date hereof, all of the representations contained in Section 8.2 of the Bond Guarantee Agreement remain true and correct in all respects.

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Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Guarantee Agreement.

DATED as of this         day of                      , 20     .

                                                                                    NATIONAL RURAL UTILITIES
                                                                              COOPERATIVE FINANCE
                                                             CORPORATION

                                                                       ___________________
                                                Governor

                                                                          ____________________
                                                                     Chief Financial Office

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ANNEX G

Auditors' Letter

To the Board of Directors of
National Rural Utilities Cooperative Finance Corporation
Herndon, Virginia

We have performed the procedures enumerated below, which were agreed to by National Rural Utilities Cooperative Finance Corporation (the "Company") and the Rural Utilities Service (the "RUS"), solely to assist in evaluating the Company's compliance with Section 6.1(b) of the Series B Bond Guarantee Agreement between the Company and the United States of America, acting through the RUS, dated April 28, 2006 (the "Bond Guarantee Agreement"), as of [last day of preceding fiscal year].  The Company's management is responsible for the Company's compliance with those requirements.  This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.  The sufficiency of these procedures is solely the responsibility of those parties specified in this report.  Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

The procedures that we performed and our findings are as follows:

  We obtained the attached schedule of the total aggregate unpaid principal amount of the securities identified by the Company as comprising [the Available Securities][the Pledged Securities], as defined in the Bond Guarantee Agreement, as of [last day of preceding fiscal year] from Company management and compared the total aggregate unpaid principal amount shown on such schedule ($ ____) to the Company's underlying accounting records as of the same date and found them to be in agreement.
  We obtained the attached schedule of the total aggregate amount of all amounts outstanding under the Guaranteed Bond, as defined in the Bond Guarantee Agreement, as of [last day of preceding fiscal year] from Company management and compared the amount shown on such schedule ($_____) to the Company's underlying accounting records as of the same date and found them to be in agreement.

We were not engaged to, and did not, conduct an examination, the objective of which would be the expression of an opinion on compliance.  Accordingly, we do not express such an opinion.  Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

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This report is intended solely for the information and use of the Company and the RUS and is not intended to be and should not be used by anyone other than these specified parties.

July    , 20

Yours truly,

_____________________________

DELOITTE & TOUCHE LLP

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